Prudential Municipal Series Fund
               Assistant Treasurer's Certificate

    The   undersigned,  Treasurer  of  Prudential  Municipal  Series   Fund,   a

Massachusetts business trust (the "Company"), does hereby certify as follows:

       1.  For  the  fiscal  year  ended August 31,  1996,  the  Company  issued

       2,396,613,052 shares of Beneficial Interest (including 22,424,468  shares issued  upon  reinvestment of dividends), $.01 par value,  consisting  of

       2,931,429  Class A shares and 7,392,761 Class B shares and 366,209  Class

       C  shares  and  1,141,349,118, 692,631,853, 286,441,119  and  265,500,563

       shares  of the New York Money Market Series, the New Jersey Money  Market

       Series,  the Connecticut Money Market Series and the Massachusetts  Money

       Market Series.

       2.  In  respect  of the issuance of such 2,396,613,052 shares  (including

       22,424,468  shares issued upon reinvestment of dividends), consisting  of

       2,931,429  Class A shares and 7,392,761 Class B shares and 366,209  Class

       C  shares  and  1,141,349,118, 692,631,853, 286,441,119  and  265,500,563

       shares  of the New York Money Market Series, the New Jersey Money  Market

       Series,  the Connecticut Money Market Series and the Massachusetts  Money

       Market  Series,  the Fund received cash consideration  of  $2,505,857,516

       (including   $60,167,572  received  upon  reinvestment   of   dividends),

       consisting of $32,833,538 for Class A shares and $83,034,004 for Class  B shares  and $4,067,321 for Class C shares and $2,385,922,653 for the  New

       York  Money  Market  Series,  the New Jersey  Money  Market  Series,  the

       Connecticut  Money  Market  Series and  the  Massachusetts  Money  Market

       Series.

       3.   With   respect  to  each  share  issued,  the  Fund  received   cash

       consideration  not less than the net asset value per share  on  the  date issued and not less than $.01.

       4.  To  the  best  of  my knowledge and belief, the Company  is  in  good standing in the Commonwealth of Massachusetts.

   In Witness Whereof, I have hereunto signed my name as Assistant Treasurer  of the Company.

Date:  October   , 1996

(SEAL)                             /s/ Grace Torres
                                   Grace Torres








MSF1096.CER